Exhibit 99.1

Rockwell Collins to acquire B/E Aerospace for $8.3 billion
 in total consideration

•                  Transformative transaction accelerates growth and strengthens Rockwell Collins’ position as a leading supplier of cockpit and cabin solutions

•                  Expected to generate run-rate pre-tax cost synergies of approximately $160 million

•                  Double-digit accretive to earnings per share in first full fiscal year with expected combined five-year free cash flow generation in excess of $6 billion

•                  Diversifies and balances portfolio across OEM, airline and aftermarket

CEDAR RAPIDS, Iowa and WELLINGTON, Fla. (October 23, 2016) — Rockwell Collins (NYSE: COL), a global leader in high-integrity solutions for aerospace and defense, and B/E Aerospace (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products, today announced that they have entered into a definitive agreement under which Rockwell Collins will acquire B/E Aerospace for approximately $6.4 billion in cash and stock, plus the assumption of $1.9 billion in net debt.

Under the terms of the agreement, each B/E Aerospace shareowner will receive total consideration of $62.00 per share, comprised of $34.10 per share in cash and $27.90 in shares of Rockwell Collins common stock, subject to a 7.5% collar.  This represents a premium of 22.5% to the closing price of B/E Aerospace common stock on Friday, October 21, 2016.

The transaction combines Rockwell Collins’ capabilities in flight deck avionics, cabin electronics, mission communications, simulation and training, and information management systems with B/E Aerospace’s range of cabin interior products, which include seating, food and beverage preparation and storage equipment, lighting and oxygen systems, and modular galley and lavatory systems for commercial airliners and business jets.

The acquisition significantly increases Rockwell Collins’ scale and diversifies its product portfolio, customer mix and geographic presence.  On a pro forma basis, Rockwell Collins would have nearly 30,000 employees, $8.1 billion in revenues and $1.9 billion in EBITDA for the twelve months ending September 30, 2016.

“This transformational acquisition is consistent with our strategy to accelerate growth and build value through market-leading positions in cockpit and cabin solutions,” said Kelly Ortberg, Chairman, President and Chief Executive Officer of Rockwell Collins. “We see tremendous opportunity to better serve our commercial aviation, business jet and military customers through broader offerings.”

Ortberg continued, “B/E Aerospace has a leading position in nearly all the segments it serves and a highly visible, long-cycle backlog.  Beyond new aircraft deliveries, its $12 billion installed base provides a strong flow of aftermarket retrofit opportunities that balances our current cyclical exposure to OEM production rates.  Additionally, our combined portfolio uniquely positions us to integrate cabin products, smart network technologies and connectivity solutions to significantly enhance aircraft uptime and airline profitability while improving the experience of passengers and airline personnel.”

Ortberg added, “We expect to generate significant run-rate cost synergies and over $6 billion in free cash flow over the next five years with expected free cash flow conversion of greater than 100 percent.  In addition, by leveraging our respective airline and OEM relationships, as well as Rockwell Collins’ business jet dealer network and military aircraft positions, we firmly believe there are revenue synergies that create meaningful upside to our business case.”

B/E Aerospace Founder and Chairman, Amin Khoury, stated, “Our combination with Rockwell Collins represents an excellent outcome for B/E Aerospace’s stockholders, who will receive an immediate premium as well as a substantial equity interest in a strong combined company with a broader range of products, customers, and the combined expertise and resources to create future value.  We feel confident that this combination delivers significant long-term benefits neither company could realize on its own.  We look forward to becoming part of Rockwell Collins and leveraging their technology to accelerate our long-term growth as we embark on the next chapter in the company’s history.”

Ortberg concluded, “I’m excited to welcome B/E Aerospace’s talented employees and bring together two industry leaders with complementary capabilities and strong reputations for innovation, quality and delivering sustained customer value.”

Significant cost synergies and additional benefits

The transaction is expected to generate run-rate pre-tax cost synergies of approximately $160 million ($125 million after tax).  In addition, Rockwell Collins expects to make certain conforming purchase accounting adjustments resulting in improved pre-tax earnings of approximately $60 to $90 million per year for the first six years after the acquisition.  The transaction is expected to be double-digit accretive to earnings per share in the first full fiscal year.

Transaction Terms and Financing

Under the terms of the agreement, B/E Aerospace shareholders will receive $34.10 per share in cash and a number of Rockwell Collins shares of common stock equal to $27.90, with such number of shares of Rockwell Collins common stock determined based on the volume weighted average closing price of Rockwell Collins common stock for the 20 trading days ending on the day prior to closing (provided that this volume weighted average price is no less than $77.41 and no greater than $89.97 per share).  If the volume weighted average price of Rockwell Collins common stock during this period is above $89.97, the stock portion of the consideration will be fixed at 0.3101 shares of Rockwell Collins common stock for each share of B/E Aerospace, and if it is below $77.41 per share, the stock portion of the consideration will be fixed at 0.3604 shares of Rockwell Collins common stock for each share of B/E Aerospace.

Upon completion of the transaction, which is expected in the spring of 2017, current B/E Aerospace shareowners will own approximately 20 percent of the combined company.

Rockwell Collins expects to finance the cash portion of the transaction with debt financing, a significant portion of which has been committed.  Upon completion of the transaction, Rockwell Collins is expected to maintain a strong investment grade credit rating with net debt of approximately $7.5 billion, and plans to maintain its current dividend policy.  Rockwell Collins intends to pay down $1.5 billion of the new debt by the end of its fiscal 2019 while curtailing its share repurchase program to a level sufficient to offset dilution.

The transaction, which was unanimously approved by the boards of directors of both companies, is subject to the approval of Rockwell Collins and B/E Aerospace shareowners, regulatory approvals and other customary conditions.

Governance

Upon close of the transaction, Rockwell Collins will increase the size of its Board to 11 members with the addition of two B/E Aerospace board members.  Werner Lieberherr, CEO of B/E Aerospace, will become Executive Vice President and Chief Operating Officer of a newly created aircraft interior systems segment for Rockwell Collins.

Advisors

J.P. Morgan Securities LLC served as financial advisor to Rockwell Collins and Skadden, Arps, Slate, Meagher & Flom served as legal counsel. Citigroup and Goldman, Sachs & Co. served as financial advisors to B/E Aerospace and Shearman and Sterling LLP served as legal counsel.

Conference Call

Rockwell Collins and B/E Aerospace executives will discuss the transaction in Rockwell Collins’ earnings webcast on Monday, October 24th at 8:30 a.m. ET.  A link to the webcast and an investor presentation can be found on the Investor Relations sections of the Rockwell Collins and B/E Aerospace websites at http://investor.rockwellcollins.com/investor-relations/corporate-profile/default.aspx and http://investor.beaerospace.com/phoenix.zhtml?c=78014&p=irol-IRHome.

Separately today, Rockwell Collins issued its fourth quarter 2016 financial results and B/E Aerospace issued its third quarter 2016 financial results.  Due to the pending Rockwell Collins and B/E Aerospace transaction, both Rockwell Collins and B/E Aerospace have canceled their previously scheduled earnings conference calls and webcasts.

For more information about the transaction, visit http://rockwellcollins.acquisitionannouncement.com.

About Rockwell Collins

Rockwell Collins (NYSE: COL) is a pioneer in the development and deployment of innovative aviation and high-integrity solutions for both commercial and government applications. Our expertise in flight deck avionics, cabin electronics, mission communications, simulation and training, and information management is delivered by a global workforce, and a service and support network that crosses more than 150 countries. To find out more, please visit www.rockwellcollins.com.

About B/E Aerospace

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products. B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems. B/E Aerospace also provides cabin interior reconfiguration, program management and certification services. B/E Aerospace sells and supports its products through its own global direct sales and product support organization. For more information, visit the B/E Aerospace website at www.beaerospace.com.

Non-GAAP Financial Information

The Non-GAAP EBITDA information included in this press release is believed to be useful to investors’ understanding and assessment of the combined Company. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. The table below explains the EBITDA calculation in more detail for the twelve-month period from October 1, 2015 through September 30, 2016.

	($ in billions)
	12 months ended 9/30/2016
	Rockwell	B/E	Pro
	Collins	Aerospace	Forma
Income from continuing operations before income taxes	$0.94	$0.43	$1.37
Interest expense	0.06	0.09	0.16
Depreciation and amortization	0.25	0.08	0.34
Earnings before interest, taxes depreciation and amortization (EBITDA)	$1.25	$0.61	$1.86

Safe Harbor Statement

This press release contains statements, including statements regarding certain projections, business trends, and the proposed acquisition of B/E Aerospace that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the financial condition of our customers and suppliers, including bankruptcies; the health of the global economy, including potential deterioration in economic and financial market conditions; adjustments to the commercial OEM production rates and the aftermarket; the impacts of natural disasters and pandemics, including operational disruption, potential supply shortages and other economic impacts; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; delays related to the award of domestic and international contracts; delays in customer programs, including new aircraft programs entering service later than anticipated; the continued support for military transformation and modernization programs; potential impact of volatility in oil prices, currency exchange rates or interest rates on the commercial aerospace industry or our business; the impact of terrorist events on the commercial aerospace industry; changes in domestic and foreign government spending, budgetary, procurement and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; potential unavailability of our mission-critical data and voice communication networks; unfavorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us, our customers, and our suppliers; performance of our customers and subcontractors; risks inherent in development and fixed-price contracts, particularly the risk of cost overruns; risk of significant reduction to air travel or aircraft capacity beyond our forecasts; our ability to execute to internal performance plans such as restructuring activities, productivity and quality improvements and cost reduction initiatives; achievement of ARINC integration and synergy plans as well as our other acquisition and related integration plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with laws and regulations including compliance requirements associated with U.S. Government work, export control and environmental regulations; risk of asset impairments; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; and the uncertainties of the outcome of lawsuits, claims and legal proceedings, risk that one or more closing conditions to the acquisition of B/E Aerospace, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of each of B/E Aerospace and Rockwell Collins may not be obtained; risk of unexpected costs, charges or expenses resulting from the proposed acquisition of B/E Aerospace; uncertainty of the expected financial performance of the combined company following completion of the proposed acquisition of B/E Aerospace; failure to realize the anticipated benefits of the proposed acquisition of B/E Aerospace, including as a result of delay in completing the proposed transaction or integrating the businesses of Rockwell Collins and B/E Aerospace; risk to the ability of the combined company to implement its business strategy; risk of an occurrence of any event that could give rise to termination of the merger agreement; risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof and the company assumes no obligation to update any forward-looking statement.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Rockwell Collins will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) for the stockholders of B/E Aerospace and Rockwell Collins to be filed with the SEC, and each will mail the Joint Proxy Statement/Prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Rockwell Collins and/or B/E Aerospace may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THE JOINT PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED BY ROCKWELL COLLINS OR B/E AEROSPACE WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus (when available) will be mailed to stockholders of Rockwell Collins and B/E Aerospace. Investors and security holders will be able to obtain free copies of Joint Proxy Statement/Prospectus and other documents filed with the SEC by Rockwell Collins and/or B/E Aerospace through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by Rockwell Collins with the SEC on Rockwell Collins’ internet website at http://www.rockwellcollins.com or by contacting Rockwell Collins’ Investor Relations at Rockwell Collins, 400 Collins Rd. NE, Cedar Rapids, IA 52498 or by calling (319) 295-7575. Investors and security holders will also be able to obtain free copies of the documents filed by B/E Aerospace with the SEC on B/E Aerospace’s internet website at http://www.beaerospace.com or by contacting B/E Aerospace’s Investor Relations at B/E Aerospace, Inc., 1400 Corporate Center Way, Wellington, FL or by calling (561) 791-5000.

Participants in the Solicitation

Rockwell Collins, B/E Aerospace, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of Rockwell Collins is contained in Rockwell Collins’ proxy statement for its 2016 annual meeting of stockholders, filed with the SEC on December 16, 2015, and Rockwell Collins’ Current Report on Form 8-K filed with the SEC on April 29, 2016. Information regarding the directors and executive officers of B/E Aerospace is contained in B/E Aerospace’s proxy statement for its 2016 annual meeting of stockholders, filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above.

CONTACT INFORMATION

Rockwell Collins

Investor Contact:

Ryan Miller

319-295-7575

investorrelations@rockwellcollins.com

Media Contact:

David Yeoman

319-295-8987

david.yeoman@rockwellcollins.com

Pam Tvrdy-Cleary

319-295-0591

pam.tvrdy@rockwellcollins.com

or

Jim Barron/Jared Levy/Emily Deissler

212-687-8080

Sard Verbinnen & Co

B/E Aerospace, Inc.

Greg Powell

561-791-5000 ext. 1450